Exhibit 99.1

News Release

JLL Reports Solid First-Quarter 2020 Results
Record revenue and fee revenue performance offsets impact of COVID-19
CHICAGO, May 5, 2020 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2020 with diluted earnings per share of $0.10 and adjusted diluted earnings per share1 of $0.49.

•	Record consolidated revenue of $4.1 billion and fee revenue[1] of $1.5 billion, increased 9% and 15%, respectively

◦	Americas Leasing extended impressive trend of quarterly growth

◦	Organic RES fee revenue growth of 5% despite COVID-19 challenges

◦	Double-digit increase in facilities management fueled Corporate Solutions

•	Non-cash charges related to COVID-19 significantly impact otherwise healthy margin development

•	Capital Markets showed platform strength and reflected excellent progress on HFF integration

•	LaSalle double-digit advisory fee growth reflected strong capital raising momentum
“We entered 2020 with significant momentum, which produced solid first quarter results,” said Christian Ulbrich, JLL CEO. “Once again, our Americas business had another strong quarter while our EMEA and Asia Pacific segments showed impressive resilience as the impact of the COVID-19 pandemic increased throughout the quarter. We are marshalling JLL's considerable capabilities to keep our employees safe and productive, support our communities and serve our clients in this uncertain environment.”

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months Ended March 31,
	2020	2019	% Change in USD	% Change in LC

Revenue	$4,096.0	$3,820.6	7%	9%
Revenue before reimbursements	2,233.0	1,961.6	14	15
Fee revenue[1]	1,505.2	1,319.1	14	15

Net income attributable to common shareholders	$5.3	$21.3	(75)%	(66)%
Adjusted net income attributable to common shareholders[1]	25.8	41.1	(37)	(31)

Diluted earnings per share	$0.10	$0.46	(78)%	(67)%
Adjusted diluted earnings per share[1]	0.49	0.89	(45)	(40)

Adjusted EBITDA[1]	$95.6	$95.4	—%	2%
Adjusted EBITDA, Real Estate Services	120.1	77.1	56	58
Adjusted EBITDA, LaSalle	(24.4)	18.3	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.

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JLL Reports Solid First-Quarter 2020 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2020	2019
Leasing	$492.4	$477.9	3%	4%
Capital Markets	342.3	193.5	77	79
Property & Facility Management	2,365.8	2,269.1	4	6
Project & Development Services	604.4	600.1	1	2
Advisory, Consulting and Other	186.2	181.6	3	4
Real Estate Services (“RES”) revenue	$3,991.1	$3,722.2	7%	9%
LaSalle	104.9	98.4	7	8
Total revenue	$4,096.0	$3,820.6	7%	9%
Reimbursements	(1,863.0)	(1,859.0)	—	1
Revenue before reimbursements	$2,233.0	$1,961.6	14%	15%
Gross contract costs[1]	(729.4)	(642.6)	14	16
Net non-cash MSR and mortgage banking derivative activity	1.6	0.1	n.m.	n.m.
Total fee revenue[1]	$1,505.2	$1,319.1	14%	15%
Leasing	475.2	461.4	3	4
Capital Markets	334.1	184.8	81	82
Property & Facility Management	279.9	280.7	—	1
Project & Development Services	188.3	173.4	9	10
Advisory, Consulting and Other	129.1	125.1	3	6
RES fee revenue	1,406.6	1,225.4	15	16
LaSalle	98.6	93.7	5	6
Operating income	$64.6	$25.4	n.m.	n.m.
Equity (losses) earnings	$(28.3)	$5.0	n.m.	n.m.
Adjusted EBITDA[1]	$95.6	$95.4	—%	2%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Solid First-Quarter 2020 Results - Page 3

Consolidated First-Quarter 2020 Performance Highlights:
JLL's operations were disrupted by the COVID-19 pandemic (the "pandemic") beginning this quarter. Offices in China began closing in January and by the end of the March, over 90% of JLL's office-based employees across the globe were working remotely. Geographies with the longest duration of the pandemic experienced the most significant financial impact, which was primarily to transactional-based service lines. Specifically, these locations include China, Japan, Korea and southern Europe. In response to the pandemic's developments, the company has implemented cost mitigation plans on discretionary spend. In addition, the macroeconomic impact of the pandemic resulted in certain non-cash charges this quarter, including a $30.6 million increase to loan loss credit reserves in Americas and $40.3 million of equity losses from fair value declines in LaSalle. The continued impact of the pandemic on transactional-based service lines, possible additional non-cash charges and potential delays in payments from clients are closely being monitored.
Despite the initial impact of the pandemic, the company achieved strong consolidated RES revenue and fee revenue growth this quarter across all service lines, driven by the Americas segment. EMEA was largely flat and APAC revenues declined compared with prior year. Consolidated RES growth was highlighted by Capital Markets, due in part to the July 1, 2019, acquisition of HFF, Inc., ("HFF") which contributed $144.4 million of revenue for the quarter ($146.9 million of fee revenue).
LaSalle had strong growth in advisory fees, slightly offset by declines in incentive and transaction fees.
Net income attributable to common shareholders was $5.3 million, compared with $21.3 million last year, and adjusted EBITDA was $95.6 million, compared with $95.4 million in 2019. Diluted earnings per share were $0.10, down from $0.46 in 2019; adjusted diluted earnings per share were $0.49, compared with $0.89 last year. This quarter's results were notably impacted by non-cash charges noted above.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 6.4% in USD and local currency for the quarter, compared with 7.2% in the prior-year quarter. The 80 basis-point net contraction of consolidated margin was primarily due to the non-cash charges noted above (430 basis points of margin dilution), partially offset by contributions from RES M&A (+170 basis points), driven by HFF, and organic RES (+170 basis points). Refer to the following segment performance highlights for additional details.
Balance Sheet and Cash Flows:
Total net debt was $1.5 billion as of March 31, 2020, representing increases of approximately $650 million and $590 million from December 31, 2019, and March 31, 2019, respectively. The net year-to-date increase reflects nearly $650 million of incentive compensation payments made in the first quarter. The increase compared to March 31, 2019, primarily reflects borrowings on the company's Credit Facility in conjunction with the HFF acquisition.
Cash used by operating activities was $546.1 million in the first quarter of 2020, compared with $551.5 million used in the prior-year quarter. The decrease in cash used was driven by increased cash provided by earnings, offset by increased incentive compensation paid in the first quarter of 2020, reflecting the stronger full-year 2019 performance of the company, compared with the full-year 2018.
Share Repurchases and Dividend:
In the first quarter of 2020, the company executed share repurchases under its $200 million plan approved in October 2019, repurchasing nearly 188 thousand shares for $25.0 million. In response to the pandemic and related global economic uncertainties, the company has paused share repurchase activity and the Board of Directors elected not to declare a semi-annual dividend, historically paid in June. The company remains committed to returning cash to shareholders over the long-term.

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JLL Reports Solid First-Quarter 2020 Results - Page 4

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2020	2019
Revenue	$2,523.1	$2,250.1	12%	13%
Reimbursements	(1,393.5)	(1,351.4)	3	3
Revenue before reimbursements	$1,129.6	$898.7	26%	26%
Gross contract costs[1]	(212.8)	(187.7)	13	15
Net non-cash MSR and mortgage banking derivative activity	1.6	0.1	n.m.	n.m.
Fee revenue[1]	$918.4	$711.1	29%	30%
Leasing	405.6	377.6	7	8
Capital Markets	246.6	99.7	n.m.	n.m.
Property & Facility Management	128.7	111.4	16	16
Project & Development Services	93.4	80.7	16	16
Advisory, Consulting and Other	44.1	41.7	6	6
Segment operating income	$81.9	$60.6	35%	35%
Equity earnings (losses)[2]	$12.7	$(0.3)	n.m.	n.m.
Adjusted EBITDA[1]	$121.3	$88.0	38%	38%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

(2) Equity earnings in the first quarter of 2020 were attributable to gains by consolidated variable interest entities in which the company held no equity interest. Therefore, these gains have no net impact to Adjusted EBITDA.

Americas First-Quarter 2020 Performance Highlights:
Americas continued its strong momentum through the first quarter with all service lines delivering increased revenue and fee revenue. The growth was led by Capital Markets, reflecting $140.9 million of incremental revenue contributions from HFF ($143.4 million of fee revenue). Leasing performed exceptionally well in the U.S., outpacing a very strong prior-year quarter (Q1 2019 was up 29% over 2018). Corporate Solutions achieved double-digit fee revenue growth due to net new wins and existing client expansions, primarily reflected in Property & Facility Management and Project & Development Services.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 13.2% in USD and local currency for the quarter, compared with 12.4% in 2019. The margin expansion reflects strong revenue performance, largely split between organic and HFF, and the implementation of cost mitigation plans. This was partially offset by a non-cash $30.6 million increase to credit reserves for potential future losses on sold loans, attributable to the pandemic.

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JLL Reports Solid First-Quarter 2020 Results - Page 5

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2020	2019
Revenue	$755.9	$723.4	4%	7%
Reimbursements	(182.8)	(164.6)	11	13
Revenue before reimbursements	$573.1	$558.8	3%	5%
Gross contract costs[1]	(262.6)	(242.7)	8	11
Fee revenue[1]	$310.5	$316.1	(2)%	1%
Leasing	47.0	50.5	(7)	(4)
Capital Markets	68.8	59.6	15	19
Property & Facility Management	77.9	95.0	(18)	(16)
Project & Development Services	66.1	59.5	11	14
Advisory, Consulting and Other	50.7	51.5	(2)	2
Segment operating loss	$(20.5)	$(29.4)	30%	34%
Equity earnings	$—	$0.1	n.m.	n.m.
Adjusted EBITDA[1]	$(10.6)	$(18.2)	42%	49%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA First-Quarter 2020 Performance Highlights:
EMEA’s revenue and fee revenue for the quarter was highlighted by strong performance in Capital Markets and Project & Development Services. The UK and Germany drove growth in Capital Markets; the prior-year quarter reflected a sharp decline in volumes in the UK impacted by Brexit uncertainty. Project & Development Services growth was led by continued strong project execution in MENA. A majority of the decline in Property & Facility Management fee revenue reflects the sale of certain property management businesses in continental Europe in late 2019.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was negative 3.4% in USD (negative 2.9% in local currency) for the quarter, compared with negative 5.8% last year. The margin improvement reflected an increase in higher-margin transactional revenues as well as the implementation of cost mitigation plans.

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JLL Reports Solid First-Quarter 2020 Results - Page 6

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2020	2019
Revenue	$712.1	$748.7	(5)%	(2)%
Reimbursements	(284.9)	(341.1)	(16)	(13)
Revenue before reimbursements	$427.2	$407.6	5%	8%
Gross contract costs[1]	(249.5)	(209.4)	19	22
Fee revenue[1]	$177.7	$198.2	(10)%	(7)%
Leasing	22.6	33.3	(32)	(30)
Capital Markets	18.7	25.5	(27)	(23)
Property & Facility Management	73.3	74.3	(1)	2
Project & Development Services	28.8	33.2	(13)	(10)
Advisory, Consulting and Other	34.3	31.9	8	11
Segment operating income	$3.1	$0.7	n.m.	n.m.
Equity (losses) earnings	$(0.7)	$0.3	n.m.	n.m.
Adjusted EBITDA[1]	$9.4	$7.3	29%	29%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific First-Quarter 2020 Performance Highlights:
Asia Pacific realized the most notable impact this quarter from the pandemic. Office closures and work stoppages began in January in China and continued across the region in order to minimize the human impact of the pandemic. This is reflected in the revenue and fee revenue declines, which were largely attributable to Greater China and to a lesser extent Japan, primarily in transactions-based service lines. Despite this backdrop, Corporate Solutions was largely flat year-over-year as growth in integrated facilities management and advisory services was largely offset by the impact of temporary work stoppages on Project & Development Services mandates.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 5.3% in USD (5.2% in local currency) for the quarter, compared with 3.7% in 2019. The net margin improvement reflected $5.4 million of grants and subsidies from certain government relief programs as well as the impact of cost mitigation plans. These items were partially offset by the revenue drivers noted above.

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JLL Reports Solid First-Quarter 2020 Results - Page 7

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2020	2019
Revenue	$104.9	$98.4	7%	8%
Reimbursements(a)	(1.8)	(1.9)	(5)	(1)
Revenue before reimbursements	$103.1	$96.5	7%	8%
Gross contract costs(a)	(4.5)	(2.8)	61	58
Fee revenue[1]	$98.6	$93.7	5%	6%
Advisory fees(a)	82.0	73.8	11	12
Transaction fees & other(a)	10.9	12.4	(12)	(10)
Incentive fees	5.7	7.5	(24)	(24)
Segment operating income	$14.2	$12.1	17%	19%
Equity (losses) earnings	$(40.3)	$4.9	n.m.	n.m.
Adjusted EBITDA[1]	$(24.4)	$18.3	n.m.	n.m.
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

LaSalle First-Quarter 2020 Performance Highlights:
LaSalle's strong advisory fee growth across all geographies followed exceptional private equity capital raising over the trailing twelve months.
As a direct result of the pandemic's expected impact on real estate prices, Equity losses were recognized this quarter to reflect decreases to the estimated fair value of underlying real estate investments within LaSalle's co-investment portfolio.
Segment operating income was up 19% compared with 2019. Adjusted EBITDA margin was negative 24.8% in USD for the quarter (negative 24.3% local currency), compared with 19.5% last year. The change in equity (losses) earnings represented over 100% of the margin decline and decrease in Adjusted EBITDA. The advisory fee growth partially offset these equity losses.

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JLL Reports Solid First-Quarter 2020 Results - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion, operations in over 80 countries and a global workforce of more than 94,000 as of March 31, 2020. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast & Audio Replay	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, May 5, 2020, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

	■ United States callers: ■ International callers: ■ Passcode:	+1 877 701 6182 +1 647 689 5462 1449316

Supplemental Information	Contact
Supplemental information regarding the first quarter 2020 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on our business, which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2020	2019

Revenue before reimbursements	$2,233.0	$1,961.6
Reimbursements	1,863.0	1,859.0
Total Revenue	$4,096.0	$3,820.6

Operating expenses:
Compensation and benefits	$1,324.5	$1,163.8
Operating, administrative and other	774.8	707.3
Reimbursed expenses	1,863.0	1,859.0
Depreciation and amortization	55.0	46.5
Restructuring and acquisition charges[4]	14.1	18.6
Total operating expenses	4,031.4	3,795.2

Operating income	64.6	25.4

Interest expense, net of interest income	14.6	9.6
Equity (losses) earnings	(28.3)	5.0
Other income (expense)	0.9	(0.3)

Income before income taxes and noncontrolling interest	22.6	20.5
Income tax provision (benefit)	5.0	(0.7)
Net income	17.6	21.2

Net income (loss) attributable to noncontrolling interest	12.3	(0.1)
Net income attributable to the company	$5.3	$21.3

Net income attributable to common shareholders	$5.3	$21.3

Basic earnings per common share	$0.10	$0.47
Basic weighted average shares outstanding (in 000's)	51,612	45,674

Diluted earnings per common share	$0.10	$0.46
Diluted weighted average shares outstanding (in 000's)	52,458	46,019

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited)

	Three Months Ended March 31,
(in millions)	2020	2019
AMERICAS - REAL ESTATE SERVICES
Revenue	$2,523.1	$2,250.1
Reimbursements	(1,393.5)	(1,351.4)
Revenue before reimbursements	1,129.6	898.7
Gross contract costs[1]	(212.8)	(187.7)
Net non-cash MSR and mortgage banking derivative activity[1]	1.6	0.1
Fee revenue[1]	918.4	711.1

Compensation, operating and administrative expenses	1,010.3	810.8
Depreciation and amortization	37.4	27.3
Total segment operating expenses, excluding reimbursed	1,047.7	838.1
Gross contract costs[1]	(212.8)	(187.7)
Total fee-based segment operating expenses	834.9	650.4

Segment operating income	$81.9	$60.6
Equity earnings (losses)	12.7	(0.3)
Total segment income	$94.6	$60.3

Adjusted EBITDA[1]	$121.3	$88.0

EMEA - REAL ESTATE SERVICES
Revenue	$755.9	$723.4
Reimbursements	(182.8)	(164.6)
Revenue before reimbursements	573.1	558.8
Gross contract costs[1]	(262.6)	(242.7)
Fee revenue[1]	310.5	316.1

Compensation, operating and administrative expenses	584.4	576.9
Depreciation and amortization	9.2	11.3
Total segment operating expenses, excluding reimbursed	593.6	588.2
Gross contract costs[1]	(262.6)	(242.7)
Total fee-based segment operating expenses	331.0	345.5

Segment operating loss	$(20.5)	$(29.4)
Equity earnings	—	0.1
Total segment loss	$(20.5)	$(29.3)

Adjusted EBITDA[1]	$(10.6)	$(18.2)

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended March 31,
(in millions)	2020	2019
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$712.1	$748.7
Reimbursements	(284.9)	(341.1)
Revenue before reimbursements	427.2	407.6
Gross contract costs[1]	(249.5)	(209.4)
Fee revenue[1]	177.7	198.2

Compensation, operating and administrative expenses	417.5	400.5
Depreciation and amortization	6.6	6.4
Total segment operating expenses, excluding reimbursed	424.1	406.9
Gross contract costs[1]	(249.5)	(209.4)
Total fee-based segment operating expenses	174.6	197.5

Segment operating income	$3.1	$0.7
Equity (losses) earnings	(0.7)	0.3
Total segment income	$2.4	$1.0

Adjusted EBITDA[1]	$9.4	$7.3

LASALLE
Revenue	$104.9	$98.4
Reimbursements	(1.8)	(1.9)
Revenue before reimbursements	103.1	96.5
Gross contract costs[1]	(4.5)	(2.8)
Fee revenue[1]	98.6	93.7

Segment operating expenses, excluding reimbursed expenses	88.9	84.4
Gross contract costs[1]	(4.5)	(2.8)
Total fee-based segment operating expenses	84.4	81.6

Segment operating income	$14.2	$12.1
Equity (losses) earnings	(40.3)	4.9
Total segment (loss) income	$(26.1)	$17.0

Adjusted EBITDA[1]	$(24.4)	$18.3

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended March 31,
(in millions)	2020	2019
SEGMENT RECONCILING ITEMS
Fee revenue	$1,505.2	$1,319.1
Gross contracts costs[1]	729.4	642.6
Net non-cash MSR and mortgage banking derivative activity[1]	(1.6)	(0.1)
Revenue before reimbursements	$2,233.0	$1,961.6
Reimbursements	1,863.0	1,859.0
Revenue	$4,096.0	$3,820.6
Segment operating expenses excluding restructuring and acquisition charges	4,017.3	3,776.6
Segment operating income	$78.7	$44.0
Restructuring and acquisition charges[4]	14.1	18.6
Operating income	$64.6	$25.4
Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Three Months Ended March 31,
(in millions)	2020	2019

Cash used in operating activities	$(546.1)	$(551.5)

Cash used in investing activities	(90.5)	(91.0)

Cash provided by financing activities	883.3	592.8

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(21.1)	0.7

Net change in cash, cash equivalents and restricted cash	$225.6	$(49.0)

Cash, cash equivalents and restricted cash, beginning of year	652.1	634.2

Cash, cash equivalents and restricted cash, end of period	$877.7	$585.2

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2020	2019		2020	2019
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$720.7	$451.9	Accounts payable and accrued liabilities	$1,096.2	$1,289.4
Trade receivables, net of allowance	1,724.7	2,034.3	Reimbursable payables	1,053.2	1,245.8
Notes and other receivables	444.0	472.8	Accrued compensation & benefits	1,044.2	1,729.2
Reimbursable receivables	1,528.3	1,671.2	Short-term borrowings	125.2	120.1
Warehouse receivables	1,026.8	527.1	Short-term contract liability and deferred income	152.7	158.8
Short-term contract assets, net of allowance	325.8	333.4	Short-term acquisition-related obligations	68.6	74.4
Prepaid and other	427.0	377.9	Warehouse facilities	936.6	515.9
Total current assets	6,197.3	5,868.6	Short-term operating lease liability	154.0	153.4
Property and equipment, net of accumulated depreciation	678.4	701.9	Other	356.7	203.2
Operating lease right-of-use asset	806.5	804.4	Total current liabilities	4,987.4	5,490.2
Goodwill	4,104.3	4,168.2	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	658.7	682.6	Credit facility, net of debt issuance costs	1,438.6	512.7
Investments in real estate ventures	390.8	404.2	Long-term debt, net of debt issuance costs	656.1	664.6
Long-term receivables	255.8	250.2	Long-term deferred tax liabilities, net	87.5	106.0
Deferred tax assets, net	232.4	245.4	Deferred compensation	368.4	374.3
Deferred compensation plans	374.2	349.9	Long-term acquisition-related obligations	106.7	124.1
Other	202.4	197.2	Long-term operating lease liability	734.9	751.2
Total assets	$13,900.8	$13,672.6	Other	483.7	436.2
			Total liabilities	$8,863.3	$8,459.3

			Redeemable noncontrolling interest	$8.6	$8.6

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	1,969.6	1,962.8
			Retained earnings	3,578.7	3,588.3
			Treasury stock	(25.0)	—
			Shares held in trust	(5.6)	(5.7)
			Accumulated other comprehensive loss	(571.2)	(427.8)
			Total company shareholders' equity	4,947.0	5,118.1
			Noncontrolling interest	81.9	86.6
			Total equity	5,028.9	5,204.7
			Total liabilities and equity	$13,900.8	$13,672.6

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,

(iii)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(iv)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fees in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months Ended March 31,
($ in millions)	2020	2019

Revenue	$4,096.0	$3,820.6
Reimbursements	(1,863.0)	(1,859.0)
Revenue before reimbursements	2,233.0	1,961.6
Gross contract costs	(729.4)	(642.6)
Net non-cash MSR and mortgage banking derivative activity	1.6	0.1
Fee revenue	$1,505.2	$1,319.1

Operating expenses	$4,031.4	$3,795.2
Reimbursed expenses	(1,863.0)	(1,859.0)
Gross contract costs	(729.4)	(642.6)
Fee-based operating expenses	$1,439.0	$1,293.6

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months Ended March 31,
($ in millions)	2020	2019

Net income attributable to common shareholders	$5.3	$21.3
Add:
Interest expense, net of interest income	14.6	9.6
Provision for income taxes	5.0	(0.7)
Depreciation and amortization	55.0	46.5
EBITDA	$79.9	$76.7
Adjustments:
Restructuring and acquisition charges[4]	14.1	18.6
Net non-cash MSR and mortgage banking derivative activity	1.6	0.1
Adjusted EBITDA	$95.6	$95.4
Net income margin attributable to common shareholders	0.2%	1.1%
Adjusted EBITDA margin	6.4%	7.2%

	Three months Ended March 31,
(In millions, except share and per share data)	2020	2019

Net income attributable to common shareholders	$5.3	$21.3
Diluted shares (in thousands)	52,458	46,019
Diluted earnings per share	$0.10	$0.46

Net income attributable to common shareholders	$5.3	$21.3
Adjustments:
Restructuring and acquisition charges[4]	14.1	18.6
Net non-cash MSR and mortgage banking derivative activity	1.6	0.1
Amortization of acquisition-related intangibles	14.5	7.6
Tax impact of adjusted items(a)	(9.7)	(6.5)
Adjusted net income attributable to common shareholders	$25.8	$41.1
Diluted shares (in thousands)	52,458	46,019
Adjusted diluted earnings per share	$0.49	$0.89
(a) In the first quarter of 2020 the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. The tax impact of adjusted items for the first quarter of 2019 was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2020	% Change
Revenue:
At current period exchange rates	$4,096.0	7%
Impact of change in exchange rates	49.7	n/a
At comparative period exchange rates	$4,145.7	9%

Fee revenue:
At current period exchange rates	$1,505.2	14%
Impact of change in exchange rates	18.0	n/a
At comparative period exchange rates	$1,523.2	15%

Operating income:
At current period exchange rates	$64.6	154%
Impact of change in exchange rates	1.5	n/a
At comparative period exchange rates	$66.1	161%

Adjusted EBITDA:
At current period exchange rates	$95.6	—%
Impact of change in exchange rates	1.6	n/a
At comparative period exchange rates	$97.2	2%

2.
The company considers "annuity revenue" to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, (iv) 50% of Advisory, Consulting and Other Revenue, and (v) 100% of LaSalle Advisory and Transaction fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

The table below shows restructuring and acquisition charges. Included in the following table was $21.3 million and $6.5 million for the first quarter of 2020 and 2019, respectively, of charges relating to the acquisition and integration of HFF (including transaction/deal costs, retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended March 31,
(in millions)	2020	2019
Severance and other employment-related charges	$1.3	$5.0
Restructuring, pre-acquisition and post-acquisition charges	21.0	7.9
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	(8.2)	5.7
Total restructuring & acquisition charges	$14.1	$18.6

5.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the three months ended March 31, 2020, to be filed with the SEC in the near future.

6.
As of March 31, 2020, LaSalle had a record $69.5 billion of real estate assets under management (AUM), composed of $33.5 billion invested in separate accounts, $30.5 billion invested in fund management vehicles and $5.5 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $22.7 billion in North America, $16.0 billion in the UK, $10.6 billion in Asia Pacific and $7.7 billion in continental Europe. The remaining $7.0 billion relates to Global Partner Solutions which is a global business line.

AUM increased 3% in USD (increased 1% in local currency) from $67.6 billion as of December 31, 2019. The increase in AUM resulted from (i) $3.7 billion of acquisitions, (ii) $1.2 billion of net valuation increases, and (iii) $1.4 billion of foreign currency increases, partially offset by (iv) $4.4 billion of dispositions and withdrawals.
Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.7 billion in private equity capital for the quarter ended March 31, 2020.

7.	EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.

8.	n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months Ended March 31, 2020				Three months Ended March 31, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$418.9	48.1	25.4	$492.4	$389.8	52.2	35.9	$477.9
Capital Markets	247.4	73.2	21.7	342.3	100.1	64.0	29.4	193.5
Property & Facility Management	1,458.8	375.0	532.0	2,365.8	1,362.0	369.3	537.8	2,269.1
Project & Development Services	306.4	203.2	94.8	604.4	308.7	180.5	110.9	600.1
Advisory, Consulting and Other	91.6	56.4	38.2	186.2	89.5	57.4	34.7	181.6
RES revenue	$2,523.1	755.9	712.1	$3,991.1	$2,250.1	723.4	748.7	$3,722.2
LaSalle				104.9				98.4
Consolidated revenue				$4,096.0				$3,820.6

Revenue before reimbursements
Leasing	$414.9	48.0	25.4	$488.3	$386.6	52.2	35.8	$474.6
Capital Markets	246.0	73.1	20.5	339.6	99.6	63.8	27.9	191.3
Property & Facility Management	267.9	210.6	266.1	744.6	232.6	221.6	231.7	685.9
Project & Development Services	121.3	186.0	77.3	384.6	107.5	164.8	77.9	350.2
Advisory, Consulting and Other	79.5	55.5	37.9	172.9	72.4	56.4	34.3	163.1
RES revenue before reimbursements	$1,129.6	573.2	427.2	$2,130.0	$898.7	558.8	407.6	$1,865.1
LaSalle				103.0				96.5
Consolidated revenue before reimbursements				$2,233.0				$1,961.6

Fee revenue
Leasing	$405.6	47.0	22.6	$475.2	$377.6	50.5	33.3	$461.4
Capital Markets	246.6	68.8	18.7	334.1	99.7	59.6	25.5	184.8
Property & Facility Management	128.7	77.9	73.3	279.9	111.4	95.0	74.3	280.7
Project & Development Services	93.4	66.1	28.8	188.3	80.7	59.5	33.2	173.4
Advisory, Consulting and Other	44.1	50.7	34.3	129.1	41.7	51.5	31.9	125.1
RES fee revenue	$918.4	310.5	177.7	$1,406.6	$711.1	316.1	198.2	$1,225.4
LaSalle				98.6				93.7
Consolidated fee revenue				$1,505.2				$1,319.1